UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): September 25, 2023

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UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 Third Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2023, Uber Technologies, Inc. (the “Company”) announced the appointment of Prashanth Mahendra-Rajah as the Chief Financial Officer (“CFO”) of the Company, effective on November 13, 2023 (the “Effective Date”). Mr. Mahendra-Rajah will also serve as Senior Vice President, Finance beginning November 1, 2023. Nelson Chai, the Company’s current CFO, will cease serving as CFO as of the Effective Date, and as previously disclosed on a Form 8-K filed on August 1, 2023, Mr. Chai will stay with the Company through January 5, 2024 to assist with the transition of his duties.

Mr. Mahendra-Rajah, 53, has served as Executive Vice President, Finance and Chief Financial Officer of Analog Devices, Inc., a global technology company and semiconductor manufacturer since June 2022 and its Senior Vice President, Finance and Chief Financial Officer from September 2017 to June 2022. Prior to Analog Devices, Mr. Mahendra-Rajah was Chief Financial Officer of WABCO Holdings Inc., a global supplier of commercial vehicle technologies, from June 2014 to September 2017. He previously served as Division CFO and in other financial leadership roles at Applied Materials, Inc. (2012 to 2014), Visa Inc. (2010 to 2012), and United Technologies Corporation (1998 to 2010). Mr. Mahendra-Rajah has served as a member of the board of directors of The Goodyear Tire & Rubber Company since June 2021, where he serves on the audit committee and committee on corporate responsibility and compliance.

There are no arrangements or understandings between Mr. Mahendra-Rajah and any other person pursuant to which Mr. Mahendra-Rajah was appointed as Senior Vice President, Finance and CFO of the Company. There are no family relationships between Mr. Mahendra-Rajah and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mahendra-Rajah Employment Agreement

On September 25, 2023, the Company entered into an employment agreement with Mr. Mahendra-Rajah (the “Employment Agreement”), which provides that Mr. Mahendra-Rajah’s employment will be at-will. Under the Employment Agreement, Mr. Mahendra-Rajah will be entitled to an annual base salary of $800,000 and will be eligible to participate in the Company’s Executive Bonus Plan. Mr. Mahendra-Rajah will receive a restricted stock unit award of $10,000,000, which is subject to time-based and performance-based vesting conditions, and an option to purchase $4,000,000 of the Company’s common stock, which is subject to a time-based vesting condition. Mr. Mahendra-Rajah also will receive a signing bonus of $1,000,000. If Mr. Mahendra-Rajah voluntarily resigns or is terminated for Cause (as defined in the Company’s Amended and Restated 2019 Executive Severance Plan) from the Company before the two-year anniversary of his start date, he will be required to repay the full amount of the signing bonus, less 4.17% for each full month of continuous employment with the Company after his start date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	The cover page of this Current Report on Form 8-K is formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: September 28, 2023	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer